UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 22, 2014

BLUE EARTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-148346	98-0531496
(Commission File Number)	(IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV  89052

(Address of Principal Executive Offices)      (Zip Code)

(702) 263-1808

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On August 22, 2014, Blue Earth, Inc. (the “Company”), through its subsidiary, Brooks Heat & Power Ltd., entered into a power agreement and land lease to design, build, finance, own and operate an approximately $29 million co-generation power plant to be located at JBS Food Canada, Inc.’s facility in Brooks, Alberta, Canada and JBS agreed to purchase thermal and electrical energy from this Combined Heat & Power (CHP) facility.

A copy of the related press release titled “Blue Earth Announces a Long Term Energy Savings Relationship with JBS USA, Holdings, Inc. to Build Cogeneration Power Plants” is attached as Exhibit 99.1 (the “Press Release”). The information contained in the Press Release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

Exhibit Number	Description

99.1	Press Release issued on August 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2014	BLUE EARTH, INC.

By: /s/ Johnny R. Thomas
Name: Dr. Johnny R. Thomas
Title: Chief Executive Officer

3